Exhibit 99.1
NEWS RELEASE
1460 Buffet Way
Eagan, MN 55121
(651) 994-8608
www.buffet.com
BUFFETS HOLDINGS, INC. ANNOUNCES RESULTS FOR THE YEAR ENDED JUNE 27, 2007
HIGHLIGHTS:
•	Total revenues up 76.1% in the fourth quarter and up 49.4% year to date

•	Buffet brand units same store sales down 0.9% for the quarter, down 0.7% for the year and down 0.2% for the first quarter of fiscal 2008

•	Ryan’s brand units same store sales down 7.2% for the quarter, down 6.3% for the year and down 4.0% for the first quarter of fiscal 2008

•	Planned sale of Tahoe Joe’s Famous Steakhouse® Division
EAGAN, Minn.—(BUSINESS WIRE)—September 25, 2007—Buffets Holdings, Inc. (“Buffets Holdings”), the parent company of Buffets, Inc. (“Buffets”), today reported operating results for its year ended June 27, 2007.
Buffets Holdings reported a 76.1% increase in total sales for the fourth quarter ended June 27, 2007, as sales increased to $383.3 million compared to $217.8 million for the comparable prior year period, primarily due to the merger with Ryan’s Restaurant Group on November 1, 2006. Average weekly sales for the fourth quarter of fiscal 2007 for the Buffets brand restaurants, which include the Old Country Buffet,® Country Buffet® and HomeTown Buffet® brands, decreased approximately 0.2% to $55,070, as compared to the comparable prior year period. Same-store sales for the fourth quarter of fiscal 2007 decreased by 0.9% for the Buffets brand restaurants as compared to the prior year. This decrease was primarily attributable to a 2.8% decline in guest traffic, partially offset by a 1.9% increase in average check. Average weekly sales for the fourth quarter of fiscal 2007 for the Ryan’s brand restaurants, which include the Ryan’s®and Fire Mountain® brands, decreased approximately 4.5% to $45,567. Same-store sales for the fourth quarter of fiscal 2007 decreased by 7.2% for the Ryan’s brand units as compared to the prior year. This decrease was primarily attributable to a 7.7% decline in guest traffic, partially offset by a 0.5% increase in average check. Same-stores sales calculations reflect those restaurants that have been in operation for at least eighteen operating periods.
Net loss for the fourth quarter of fiscal 2007 was $55.1 million, as compared to a net loss of $2.7 million for the fourth quarter of fiscal 2006. The increase in net loss was primarily attributable to a $42.0 million tax valuation allowance recorded against Buffets Holdings deferred tax assets, an increase in interest expense of approximately $8.5 million, a $1.6 million litigation settlement charge related to the estimated settlement of a class action lawsuit, $3.9 million of merger integration costs related to the merger with Ryan’s and higher restaurant costs as a percentage of sales. The increase in interest cost of approximately $8.5 million was primarily due to the significant increase in our long-term debt balances resulting from debt incurred in connection with the Ryan’s merger on November 1, 2006.
Buffets Holdings reported a 49.4% increase in total sales for the fiscal year ended June 27, 2007, as sales increased to $1,387.5 million compared to $928.6 million for the comparable prior year period, primarily due to the merger with Ryan’s on November 1, 2006.
Average weekly sales for fiscal 2007 for the Buffets brand restaurants increased approximately 0.9% to $53,290 as compared to the comparable prior year period. Same-store sales for the Buffets brand restaurants for fiscal 2007 decreased by 0.7% as compared to those reported for the prior year period. This decrease was primarily attributable to a 3.3% decline in guest traffic, partially offset by a 2.6% increase in average check. Average weekly sales on a pro forma basis for fiscal 2007 for the Ryan’s brand restaurants, which include the Ryan’s brand units for the full 52 week period, decreased approximately 5.2% to $44,458. Same-store sales on a pro forma basis for the Ryan’s brand units, which includes the Ryan’s brand units for the entire 52 week period, decreased by 6.3% as compared to same store sales for the prior year. This decrease was primarily attributable to a 7.3% decline in guest traffic, partially offset by a 1.0% increase in average check.
Net loss for fiscal 2007 was $105.5 million, as compared to a net loss of $4.8 million for fiscal 2006. The increase in net loss was primarily attributable to a $42.0 million tax valuation allowance recorded against Buffets Holdings deferred tax assets, increase in loss related to refinancing of $40.5 million, a $2.5 million loss on the sale leaseback transactions, an increase in interest expense of approximately $27.4 million, a $7.6 million litigation settlement charge related to the estimated settlement of a class action lawsuit, approximately $10.9 million of merger integration costs related to the merger with Ryan’s and higher restaurant costs as a percentage of sales. The interest expense increase was primarily due to the significant increase in our long-term debt balances in connection with the financing of the merger with Ryan’s on November 1, 2006.
Discontinued Operations
In June 2007, the Company made the decision to sell its Tahoe Joe’s Famous Steakhouse® restaurants. The eleven restaurants in the Tahoe Joe’s Famous Steakhouse® Division are being actively marketed to specific parties and management expects a sale to occur within the next fiscal year. As a result, the Company has reflected certain account balances and activity related to the Tahoe Joe’s restaurants as discontinued operations in the financial statements contained within its Form 10-K filing dated June 27, 2007.
Q1 Fiscal 2008 Same Store Sales
Buffets Holdings reported same store sales for the first quarter of fiscal 2008 decreased by 0.2% for the Buffets brand restaurants as compared to the prior year. This decrease was primarily attributable to a 3.0% decline in guest traffic, partially offset by a 2.8% increase in average check. Same store sales for the first quarter of fiscal 2008 decreased by 4.0% for the Ryan’s brand units as compared to the prior year. This decrease was primarily attributable to a 6.2% decline in guest traffic, partially offset by a 2.2% increase in average check. Same stores sales calculations reflect those restaurants that have been in operation for at least eighteen operating periods.
Buffets Holdings will be conducting a conference call to discuss operating results for the quarter and fiscal year ended June 27, 2007, on Tuesday, September 25, 2007 at 11:00 a.m. (Eastern). You may dial into this call starting at 10:45 a.m. (Eastern). The conference phone number is (888) 228-7864 and the conference ID number is 15093009. Chief Executive Officer Mike Andrews and Chief Financial Officer Keith Wall will host the call. In consideration of your fellow participants, the Company requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, October 5, 2007 at 6:00 p.m. (Eastern). Playback can be accessed by dialing (800) 642-1687 and requesting conference ID number 15093009. Information regarding non-GAAP financial measures discussed in the conference call can be found at www.buffet.com on the financial information page.
About Buffets
Buffets, Inc. currently operates 644 restaurants in 39 states comprised of 633 buffet restaurants and eleven Tahoe Joe’s Famous Steakhouse® restaurants. The buffet restaurants are principally operated under the Old Country Buffet®, HomeTown Buffet®, Ryan’s® and Fire Mountain® brands. Buffets also franchises seventeen buffet restaurants in seven states. For more information about the company, please visit www.Buffet.com, or www.Ryansrg.com.
Safe Harbor Statement
The statements contained in this release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, general and economic conditions, negative publicity, the impact of competition, the ability to integrate the restaurants acquired in the Ryan’s acquisition, the ability to realize the benefits and synergies of the Ryan’s acquisition, the seasonality of Buffets Holdings’ business, adverse weather conditions, future commodity prices, fuel and utility costs, changes in minimum wage rates, availability of food products, labor availability, retention and costs, employment and environmental laws, public health developments including avian flu and E. Coli, developments affecting the public’s perception of buffets-style restaurants, real estate availability, interest rate fluctuations, political environment (including acts of terrorism and wars), government regulations and inflation. For a detailed discussion of risks and uncertainties that you should consider, please refer to the “Risk Factors/Forward-Looking Statements” section contained in Buffets Holdings’ Form 10-K which was filed with the Securities and Exchange Commission on September 25, 2007. The statements in this release reflect Buffets Holdings’ current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time and no obligation is undertaken to provide updates with respect to the information.

CONTACT:	A. Keith Wall
Chief Financial Officer
Buffets Holdings, Inc.
(651) 994-8601

Tables to Follow

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 28,	June 27,
	2006	2007
	(In thousands,
	except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,194	$4,645
Receivables	4,879	10,219
Inventories	18,226	32,087
Prepaid expenses and other current assets	5,314	8,632
Deferred income taxes	10,324	3,000
Assets held for sale	—	34,959
Current assets related to discontinued operations	795	14,117

Total current assets	59,732	107,659
PROPERTY AND EQUIPMENT, net	132,287	221,092
GOODWILL	312,163	502,046
OTHER INTANGIBLE ASSETS	—	83,998
DEFERRED INCOME TAXES	13,683	—
OTHER ASSETS, net	11,194	37,092
NONCURRENT ASSETS RELATED TO DISCONTINUED OPERATIONS	9,437	412

Total assets	$538,496	$952,299

LIABILITIES AND SHAREHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$48,101	$81,090
Accrued liabilities	67,166	132,783
Income taxes payable	6,977	3,147
Short-term debt	—	13,000
Current maturities of long-term debt	1,862	6,625
Current liabilities related to discontinued operations	1,178	1,137

Total current liabilities	125,284	237,782
LONG-TERM DEBT, net of current maturities	460,652	822,050
DEFERRED INCOME TAXES	—	33,456
DEFERRED LEASE OBLIGATIONS	28,356	38,209
OTHER LONG-TERM LIABILITIES	7,355	9,341

Total liabilities	621,647	1,140,838
SHAREHOLDER’S DEFICIT:
Preferred stock; $.01 par value, 1,100,000 shares authorized; none issued and outstanding as of June 28, 2006 and June 27, 2007	—	—
Common stock; $.01 par value, 3,600,000 shares authorized; 3,104,510 shares issued and outstanding as of June 28, 2006 and June 27, 2007	31	31
Additional paid in capital	5	82
Accumulated deficit	(83,187)	(188,710)
Accumulated other comprehensive income	—	58

Total shareholder’s deficit	(83,151)	(188,539)

Total liabilities and shareholder’s deficit	$538,496	$952,299

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Weeks Ended		Fiscal Year Ended
	June 28,	June 27,	June 28,	June 27,
	2006	2007	2006	2007
	(Unaudited)		(Unaudited)
	(In thousands)		(In thousands)
RESTAURANT SALES	$217,753	$383,346	$928,624	$1,387,489
RESTAURANT COSTS:
Food	74,782	133,021	316,040	480,686
Labor	59,170	113,833	263,879	414,466
Direct and occupancy	50,633	99,143	220,714	353,608

Total restaurant costs	184,585	345,997	800,633	1,248,760
ADVERTISING EXPENSES	6,399	11,028	30,637	33,896
GENERAL AND ADMINISTRATIVE EXPENSES	10,419	15,681	42,077	60,405
SHAREHOLDERS’ RIGHTS REPURCHASE	—	—	757	—
CLOSED RESTAURANT COSTS	512	900	6,023	3,822
IMPAIRMENT OF ASSETS	4,614	415	5,964	415
MERGER INTEGRATION COSTS	—	3,939	—	10,938
LOSS ON LITIGATION	—	1,596	—	7,641
LOSS ON SALE LEASEBACK TRANSACTION	—	—	—	2,498

OPERATING INCOME	11,224	3,790	42,533	19,114
INTEREST EXPENSE	12,142	20,670	52,242	79,664
INTEREST INCOME	(37)	(77)	(375)	(215)
LOSS RELATED TO REFINANCING	—	9	647	41,134
LOSS RELATED TO EARLY EXTINGUISHMENT OF DEBT	—	—	—	—
OTHER INCOME	(217)	(244)	(994)	(936)

LOSS BEFORE INCOME TAXES	(664)	(16,568)	(8,987)	(100,533)
INCOME TAX (BENEFIT) EXPENSE	2,389	38,517	(2,138)	5,853

Net loss from continuing operations	$(3,053)	$(55,085)	$(6,849)	$(106,386)
Net income from discontinued operations, net of tax of $246, $23, $1,396 and $579	$365	$35	$2,077	$863

Net loss	$(2,688)	$(55,050)	$(4,772)	$(105,523)

	Percentage of Sales
	Twelve Weeks Ended		Fiscal Year Ended
	June 28,	June 27,	June 28,	June 27,
	2006	2007	2006	2007
RESTAURANT SALES	100.0%	100.0%	100.0%	100.0%
RESTAURANT COSTS:
Food	34.3%	34.7%	34.0%	34.6%
Labor	27.2%	29.7%	28.4%	29.9%
Direct and occupancy	23.3%	25.9%	23.8%	25.5%

Total restaurant costs	84.8%	90.3%	86.2%	90.0%
ADVERTISING EXPENSES	2.9%	2.9%	3.3%	2.4%
GENERAL AND ADMINISTRATIVE EXPENSES	4.8%	4.1%	4.5%	4.4%
SHAREHOLDERS’ RIGHTS REPURCHASE	0.0%	0.0%	0.1%	0.0%
CLOSED RESTAURANT COSTS	0.2%	0.2%	0.6%	0.3%
IMPAIRMENT OF ASSETS	2.1%	0.1%	0.6%	0.0%
MERGER INTEGRATION COSTS	0.0%	1.0%	0.0%	0.8%
LOSS ON LITIGATION	0.0%	0.4%	0.0%	0.6%
LOSS ON SALE LEASEBACK TRANSACTION	0.0%	0.0%	0.0%	0.2%

OPERATING INCOME	5.2%	1.0%	4.6%	1.4%
INTEREST EXPENSE	5.6%	5.4%	5.6%	5.7%
INTEREST INCOME	0.0%	0.0%	0.0%	0.0%
LOSS RELATED TO REFINANCING	0.0%	0.0%	0.1%	3.0%
LOSS RELATED TO EARLY EXTINGUISHMENT OF DEBT	0.0%	0.0%	0.0%	0.0%
OTHER INCOME	-0.1%	-0.1%	-0.1%	-0.1%

LOSS BEFORE INCOME TAXES	-0.3%	-4.3%	-7.0%	-7.2%
INCOME TAX (BENEFIT) EXPENSE	1.1%	10.0%	-0.2%	0.4%

Net loss from continuing operations	-1.4%	-14.4%	-0.7%	-7.7%
Net income from discontinued operations	0.2%	0.0%	0.2%	0.1%

Net loss	-1.2%	-14.4%	-0.5%	-7.6%

Certain percentage amounts do not sum to total due to rounding.

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
	June 28,	June 27,
	2006	2007
	(Unaudited)
	(In thousands)
OPERATING ACTIVITIES:
Net loss	$(4,772)	$(105,523)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,067	40,836
Amortization of debt issuance cost	1,532	4,032
Accretion of original issue discount	13,336	5,623
Loss related to refinancing:
Write-off of debt issuance costs	—	8,686
Refinancing premiums expensed	—	31,599
Deferred income taxes	(3,279)	(4,886)
Loss on disposal of assets	1,218	1,326
Stock-based compensation	—	77
Loss on sale leaseback transaction	—	2,498
Impairment of assets	5,964	415
Changes in assets and liabilities:
Receivables	1,753	(891)
Inventories	(703)	(763)
Prepaid expenses and other current assets	1,283	20,294
Accounts payable	2,189	15,388
Accrued and other liabilities	(1,270)	6,197
Income taxes payable	(13)	(18,939)

Net cash provided by operating activities	49,305	5,969

INVESTING ACTIVITIES:
Proceeds from sale leaseback transaction	—	8,608
Proceeds from sale of assets held for sale	—	18,113
Purchase of property and equipment	(31,346)	(40,875)
Acquisitions, net of liabilities acquired	—	(168,848)
Collections on notes receivable	1,062	1,753
Purchase of other assets	(2,438)	641

Net cash used in investing activities	(32,722)	(180,608)

FINANCING ACTIVITIES:
Repayment of previous term loan facility	(17,016)	(182,053)
Repurchase of 11 1/4 % senior subordinated notes	—	(180,778)
Repurchase of 13 7/8% senior discount notes	—	(105,306)
Repayment of Ryan’s debt	—	(145,000)
Proceeds from term loan funding	—	530,000
Repayment of term loan funding	—	(1,325)
Proceeds from new revolver facility	—	13,000
Proceeds from 12 1/2% senior note issuance	—	300,000
Payment of refinancing premiums	—	(32,554)
Debt issuance costs	—	(36,894)
Proceeds of treasury stock	(10)	—

Net cash provided by (used in) financing activities	(17,026)	159,090

NET CHANGE IN CASH AND CASH EQUIVALENTS	(443)	(15,549)
CASH AND CASH EQUIVALENTS, beginning of period	20,637	20,194

CASH AND CASH EQUIVALENTS, end of period	$20,194	$4,645

	Fiscal Year Ended
	June 28,	June 27,
	2006	2007
	(Unaudited)
	(In thousands)
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for —
Interest (net of capitalized interest of $330 and $402)	$37,242	$61,370

Income taxes	$2,549	$30,241